Exhibit 99.19

Excerpts from 2014-2015 Budget – Budget Speech

Québec government
Summary of budgetary transactions
Preliminary results for 2013-2014
(millions of dollars)
2013-2014
GENERAL FUND REVENUE
Own-source revenue	52 805
Federal transfers	16 701
Total	69 506
GENERAL FUND EXPENDITURE
Program spending	–64 518
Debt service	–8 443
Total	–72 961
CONSOLIDATED ENTITIES	1 476
DEFICIT	–1 979
Deposits of dedicated revenues in the Generations Fund	–1 121
BUDGETARY BALANCE(1)	–3 100

(1)	Budgetary balance within the meaning of the Balanced Budget Act.

Québec government
Summary of budgetary transactions
Forecasts for 2014-2015
(millions of dollars)
2014-2015
GENERAL FUND REVENUE
Own-source revenue	54 682
Federal transfers	16 691
Total	71 373
GENERAL FUND EXPENDITURE
Program spending	–65 704
Debt service	–8 583
Total	–74 287
CONSOLIDIDATED ENTITIES	1 865
DEFICIT	–1 049
Deposits of dedicated revenues in the Generations Fund	–1 301
BUDGETARY BALANCE(1)	–2 350

(1)	Budgetary balance within the meaning of the Balanced Budget Act.

Québec government
General fund revenue
Forecasts for 2014-2015
(millions of dollars)
2014-2015
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	20 120
Health Services Fund	6 958
Corporate taxes	3 420
30 498
Consumption taxes
Sales	15 552
Tobacco	977
Alcoholic beverages	498
Other	18
17 045
Duties and permits
Natural resources	159
Other	278
437
Miscellaneous
Sales of goods and services	388
Interest	493
Fines, forfeitures and recoveries	716
1 597
Revenue from government enterprises
Hydro-Québec	2 979
Loto-Québec	1 065
Société des alcools du Québec	1 021
Other	40
5 105
Total	54 682
FEDERAL TRANSFERS
Equalization	9 286
Health transfers	5 262
Transfers for post-secondary education and other social programs	1 585
Other programs	988
Allocation to FINESSS(1) of a portion of health transfers	–430
Total	16 691
TOTAL GENERAL FUND REVENUE	71 373

(1)	Fund to Finance Health and Social Services Institutions.

Québec government
General fund expenditure
Forecasts for 2014-2015
(millions of dollars)
2014-2015
PROGRAM SPENDING
Assemblée nationale	123.8
Persons Appointed by the National Assembly	133.0
Affaires municipales et Occupation du territoire	1 777.8
Agriculture, Pêcheries et Alimentation	1 037.0
Conseil du trésor et Administration gouvernementale	858.7
Conseil exécutif	389.9
Culture et Communications	665.8
Développement durable, Environnement et Lutte contre les changements climatiques	157.0
Économie, Innovation et Exportations	642.0
Éducation, Loisir et Sport	10 529.1
Emploi et Solidarité sociale	4 238.7
Énergie et Ressources naturelles	86.7
Enseignement supérieur, Recherche et Science	6 433.7
Famille	2 599.7
Finances (excluding debt service)	134.3
Forêts, Faune et Parcs	459.8
Immigration, Diversité et Inclusion	293.6
Justice	842.2
Relations internationales et Francophonie	94.7
Santé et Services sociaux	32 346.2
Sécurité publique	1 258.8
Tourisme	127.1
Transports	688.7
Travail	90.7
Productivity gains, operation and grants(1)	–305.0
Total	65 704.0
DEBT SERVICE	8 583.0
TOTAL GENERAL FUND EXPENDITURE	74 287.0

(1)	Saving measures announced on April 24, 2014.

Québec government
Summary of consolidated transactions
Forecasts for 2014-2015
(millions of dollars)
2014-2015
CONSOLIDATED REVENUE
Personal income tax	27 349
Contributions for health services	6 482
Corporate taxes	5 819
School property tax	1 901
Consumption taxes	17 657
Duties and permits	2 506
Miscellaneous	9 670
Government enterprises	5 105
Revenue of the Generations Fund	1 301
Own-source revenue	77 790
Federal transfers	18 607
Total consolidated revenue	96 397
CONSOLIDATED EXPENDITURE
Expenditure	–86 615
Debt service	–10 831
Total consolidated expenditure	–97 446
SURPLUS (DEFICIT)	–1 049
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–1 301
BUDGETARY BALANCE(1)	–2 350

(1)	Budgetary balance within the meaning of the Balanced Budget Act.

Québec government
Non-budgetary transactions
Forecasts for 2014-2015
(millions of dollars)
2014-2015
INVESTMENTS, LOANS AND ADVANCES	–1 750
CAPITAL EXPENDITURES
Investments	–9 166
Amortization	3 632
Less: PPP investments	907
Total	–4 627
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	3 300
OTHER ACCOUNTS	–488
TOTAL FINANCING TRANSACTIONS	–3 565

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.